Exhibit 99.1

COMPANY CONTACT:	INVESTOR RELATIONS CONTACT:
Tony M. Shelby, Chief Financial Officer	Fred Buonocore, CFA (212) 836-9607
(405) 235-4546	Linda Latman (212) 836-9609
The Equity Group Inc.

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. COMMENTS ON 2013 SECOND QUARTER

Oklahoma City, Oklahoma July 10, 2013 – LSB Industries, Inc. (“LSB”) (NYSE: LXU) today provided an update on the operational status of its chemical facilities and commented on 2013 second quarter results. LSB expects to report its results for the second quarter ended June 30, 2013 on or about August 6, 2013.

On May 7, 2013, we reported that following five months of planned and unplanned downtime at our Cherokee and Pryor Facilities, both facilities had resumed production and would be back to substantially full production in the second half of 2013. At that same time, we advised that the El Dorado Facility’s nitric acid capacity will continue at approximately 80% of the pre-May 2012 level until construction of the new nitric acid plant is completed in 2015.

The Cherokee Facility resumed production in early May and has continued to produce at near historical production rates during May and June. The El Dorado Facility was in production during the entire second quarter.

The Pryor Facility ammonia plant resumed production in late April. However, during May and June, the Pryor Facility ammonia plant was taken out of production once to replace a bearing, and later to replace a coupling that failed. While the Facility was not in operation, additional planned maintenance that had been scheduled for later in the year was performed. These events resulted in 30 days of cumulative unplanned downtime. At this time the Pryor Facility is in production.

During the second quarter, when the Pryor Facility ammonia plant was operating, it produced at near design rates, indicating that the new ammonia converter installed earlier in 2013 should fulfill expectations and sustain higher production rates than it had achieved over the past two and a half years.

Due to the lost production at the Pryor and Cherokee facilities during April, and the lost production at the Pryor Facility in May and June, along with the related high maintenance and repair costs, we estimate the cumulative negative effect to our 2013 second quarter operating income to be approximately $22 million to $24 million.

In addition, operating income was impacted by the late start of the agricultural fertilizer season caused by inordinately cool, wet weather conditions, lower sales prices for nitrogen fertilizer and higher natural gas costs as compared to second quarter 2012.

During the second quarter of 2013, our Climate Control Business performed better than during the second quarter of 2012, with both increased net sales and operating income. This follows improved results in the first quarter of 2013 compared to the first quarter of 2012, reflecting strengthening in non-residential construction, where our products hold strong market shares.

Based on the information currently available to us, factoring in the aforementioned negative impacts to our Chemical Business results, partially offset by improved results of our Climate Control Business, we anticipate second quarter 2013 operating income to be in the range of $9.0 million to $12.0 million, as compared to $42.3 million in the second quarter of 2012. We also estimate diluted earnings per share to be in a range from $0.20 to $0.30, as compared to $1.11 in the second quarter of 2012.

As a result of the extensive maintenance performed on our various chemical facilities during the past three quarters, we expect that planned maintenance events that are usually scheduled during the third quarter of each year will not be as extensive during the remainder of 2013. Additionally we expect to recognize significant business interruption and property insurance recoveries in the second half of the year.

Jack E. Golsen, LSB’s Board Chairman and CEO stated, “Despite the issues that depressed our second quarter profitability, we have made significant advances with the repair and upgrade of our facilities and are confident that, due to the efforts made by our dedicated operating management team, the mechanical reliability of our Chemical Business will be much improved in future quarters and years. As discussed in our first quarter conference call, we expect our Chemical Business results for the second half of 2013 to improve substantially.”

Golsen also stated, “We are encouraged by the improved results of our Climate Control Business and its prospects as a recovery in new construction continues.”

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets and the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils and modular geothermal chillers, and large custom air handlers.

The preliminary results for LSB’s second quarter 2013 financial results presented herein, including, without limitation, estimates of the cumulative negative effect of various events at our Chemical facilities, are based on management’s current estimates and analysis for the quarter ended June 30, 2013, and are subject to the completion of our financial closing procedures (including the filing of our Quarterly Report on Form 10-Q for the quarter ended June, 30, 2013). Those procedures have just been commenced and are not yet completed. Accordingly, once our financial closing procedures are completed, the expected results reflected in this press release may change and those changes may be material.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors. These forward-looking statements generally are identifiable by use of the words “believe,” “expects,” “intends,” “anticipates” “plans to,” “estimates,” “projects” or similar expressions, and such forward-looking statements include, but are not limited to: El Dorado’s nitric acid capacity will continue at 80% of pre-May 2012 levels; construction of a new nitric acid plant in 2015; ammonia converter will fulfill expectations; Pryor should sustain higher production rates; 2013 second quarter estimates of financial results; certain planned maintenance will not be as extensive during the remainder of 2013; expect to receive significant insurance recoveries in the second half of 2013; mechanical reliability of our Chemical Business will be much improved; improved results for the Chemical Business in the second half of 2013; strengthening in non-residential construction; prospects for our Climate Control Business as a recovery in new construction continues. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to, general economic conditions, effect of the recession on the commercial and residential construction industry, acceptance by the market of our geothermal heat pump products, acceptance of our technology, changes to federal legislation or adverse regulations, available working capital, ability to install necessary equipment and renovations at the Pryor and El Dorado facilities in a timely manner, insurance coverage to repair or replace the damaged facilities is denied or materially limited; weather conditions; inability to obtain in a timely manner any necessary regulatory approvals; ability to finance our investments, and other factors set forth under “A Special Note Regarding Forward-Looking Statements”, a discussion of a variety of factors which could cause the future outcome to differ materially from the forward-looking statements contained in this letter, and the Form 10-K for year ended December 31, 2012, and the Form 10-Q for the quarter ended March 31, 2013.